Exhibit 99.1
Asana Announces Record Fourth Quarter and Fiscal Year 2022 Revenues

Fiscal year revenue growth accelerated, up 67% year over year
Customers spending $50,000 or more on an annualized basis ended the fiscal year at 894 customers

March 9, 2022 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform for teams, today reported financial results for its fourth quarter and fiscal year ended January 31, 2022.

“Our fiscal year revenue growth accelerated versus the previous year, led by strength in the enterprise and strong demand across the customer base," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “Many of the most recognized companies in the world are choosing Asana as their platform for cross team work. Our product strategy is resonating and the addressable market is large, representing over 1.25 billion knowledge workers. We are cementing our leadership position by increasing investments further to meet this large and growing enterprise demand.”

Fourth Quarter Fiscal 2022 Financial Highlights

•Revenues: Revenues were $111.9 million, an increase of 64% year over year.
•Operating Loss: GAAP operating loss was $87.1 million, or 78% of revenues, compared to GAAP operating loss of $51.0 million, or 75% of revenues, in the fourth quarter of fiscal 2021. Non-GAAP operating loss was $43.9 million, or 39% of revenues, compared to non-GAAP operating loss of $34.8 million, or 51% of revenues, in the fourth quarter of fiscal 2021.
•Net Loss: GAAP net loss was $90.0 million, compared to GAAP net loss of $61.5 million in the fourth quarter of fiscal 2021. GAAP net loss per share was $0.48, compared to GAAP net loss per share of $0.39 in the fourth quarter of fiscal 2021. Non-GAAP net loss was $46.9 million, compared to non-GAAP net loss of $35.0 million in the fourth quarter of fiscal 2021. Non-GAAP net loss per share was $0.25, compared to non-GAAP net loss per share of $0.22 in the fourth quarter of fiscal 2021.
•Cash Flow: Cash flows from operating activities were negative $39.3 million, compared to negative $18.2 million in the fourth quarter of fiscal 2021. Free cash flow was negative $41.2 million, compared to negative $17.5 million in the fourth quarter of fiscal 2021.

Fiscal Year 2022 Financial Highlights

•Revenues: Revenues were $378.4 million, an increase of 67% year over year.
•Operating Loss: GAAP operating loss was $265.2 million, or 70% of revenues, compared to GAAP operating loss of $175.6 million, or 77% of revenues, in fiscal 2021. Non-GAAP operating loss was $157.1 million, or 42% of revenues, compared to non-GAAP operating loss of $123.2 million, or 54% of revenues, in fiscal 2021.
•Net Loss: GAAP net loss was $288.3 million, compared to GAAP net loss of $211.7 million in fiscal 2021. GAAP net loss per share was $1.63, compared to GAAP net loss per share of $1.99 in fiscal 2021. Non-GAAP net loss was $162.9 million, compared to non-GAAP net loss of $123.3 million in fiscal 2021. Non-GAAP net loss per share was $0.92, compared to non-GAAP net loss per share of $1.16 in fiscal 2021.

Exhibit 99.1
•Cash Flow: Cash flows from operating activities were negative $83.8 million, compared to negative $92.9 million in fiscal 2021. Free cash flow was negative $87.6 million, compared to negative $76.0 million in fiscal 2021.

Business Highlights

•Ended the fiscal year with over 119,000 paying customers.
•The number of customers spending $5,000 or more on an annualized basis in Q4 grew to 15,437, an increase of 52% year over year. Revenues from these customers in Q4 grew 82% year over year.
•The number of customers spending $50,000 or more on an annualized basis in Q4 grew to 894, an increase of 125% year over year.
•Overall dollar-based net retention rate in Q4 was over 120%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend in Q4 was over 130%.
•Dollar-based net retention rate for customers with $50,000 or more in annualized spend in Q4 was over 145%.
•Named the Leader in G2’s Enterprise Grid® and topped the Project Management Grid® for ten consecutive quarters in the ranking’s Leader quadrant.
•Launched Asana Flow in February 2022 - a suite of offerings and capabilities to help teams build start-to-finish workflows with Workflow Builder, individuals prioritize work with an intelligent Home interface, and leaders improve processes to achieve goals faster with Workflow Reporting.
•Added over 200 product features in fiscal year 2022.
•Ranked Best Workplaces for Parents™ by Great Place to Work® in 2021, in addition to the record setting 16 workplace awards throughout fiscal year 2022.

Financial Outlook

For the first quarter of fiscal 2023, Asana expects:

•Revenues of $114.5 million to $115.5 million, representing year over year growth of 49% to 51%.
•Non-GAAP operating loss of $68.0 million to $66.0 million.
•Non-GAAP net loss per share of $0.36 to $0.35, assuming basic and diluted weighted average shares outstanding of approximately 189.0 million.

For fiscal year 2023, Asana expects revenues of $527.0 million to $531.0 million, representing year over year growth of 39% to 40%.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fourth quarter and full fiscal year 2022 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations website at: https://investors.asana.com. The conference call can also be accessed

Exhibit 99.1
by dialing (844) 200-6205, or +1 929-526-1599 (outside of the US). The conference access code is 505266.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Asana’s outlook for the first fiscal quarter and the full fiscal year ending January 31, 2023, expected benefits of our offerings, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2021. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana uses certain non-GAAP financial measures to understand and evaluate its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Asana believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations, and allow for greater

Exhibit 99.1
transparency with respect to important metrics used by Asana’s management for financial and operational decision-making. Asana is presenting these non-GAAP financial metrics to assist investors in seeing its financial performance through the eyes of management, and because Asana believes that these measures provide an additional tool for investors to use in comparing its core financial performance over multiple periods with other companies in Asana’s industry.

Asana believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include the amortization of debt discount and non-cash interest related to the senior mandatory convertible promissory notes and non-recurring expenses include direct listing fees. Asana believes the exclusion of the non-cash and non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operation results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP measures as compared to GAAP measures of gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss , operating margin, net loss, and net loss per share, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters in San Francisco. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending over $5,000 and $50,000

We define customers spending over $5,000 and $50,000 as those organizations on a paid subscription plan that had $5,000 or more or $50,000 or more in annualized GAAP revenues in a given quarter, respectively, inclusive of discounts.

Dollar-based net retention rate

Exhibit 99.1

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

About Asana

Asana helps teams orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 119,000 paying customers and millions of free organizations across 190 countries. Global customers such as Amazon, Affirm, Japan Airlines, and Sky rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.
Catherine Buan
Asana Investor Relations
ir@asana.com

Stephanie Hess
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Revenues	$111,949	$68,369	$378,437	$227,004
Cost of revenues(1)	11,533	8,193	38,897	28,741
Gross profit	100,416	60,176	339,540	198,263
Operating expenses:
Research and development(1)	60,915	39,801	203,124	121,139
Sales and marketing(1)	88,888	53,527	282,897	176,479
General and administrative(1)	37,676	17,812	118,703	76,212
Total operating expenses	187,479	111,140	604,724	373,830
Loss from operations	(87,063)	(50,964)	(265,184)	(175,567)
Interest income and other income (expense), net	(770)	558	(1,536)	1,568
Interest expense	(307)	(10,472)	(18,385)	(36,178)
Loss before provision for income taxes	(88,140)	(60,878)	(285,105)	(210,177)
Provision for income taxes	1,909	632	3,237	1,533
Net loss	$(90,049)	$(61,510)	$(288,342)	$(211,710)
Net loss per share:
Basic and diluted	$(0.48)	$(0.39)	$(1.63)	$(1.99)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	187,435	159,270	176,401	106,344
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Cost of revenues	$344	$130	$806	$305
Research and development	22,739	9,086	57,480	18,606
Sales and marketing	12,990	4,303	29,631	9,387
General and administrative	6,223	2,407	16,644	5,927
Total stock-based compensation expense	$42,296	$15,926	$104,561	$34,225

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 31, 2022	January 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$240,403	$259,878
Marketable securities	71,628	126,396
Accounts receivable, net	59,085	32,194
Prepaid expenses and other current assets	40,278	27,295
Total current assets	411,394	445,763
Property and equipment, net	99,632	74,436
Operating lease right-of-use assets	174,083	182,924
Investments, noncurrent	2,760	19,125
Other assets	19,166	8,871
Total assets	$707,035	$731,119
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$11,557	$9,599
Accrued expenses and other current liabilities	60,915	41,616
Deferred revenue, current (1)	170,143	103,875
Operating lease liabilities, current	12,573	8,386
Total current liabilities	255,188	163,476
Term loan, net	34,612	29,508
Convertible notes, net—related party	—	351,161
Operating lease liabilities, noncurrent	208,422	196,802
Other liabilities(1)	4,973	2,961
Total liabilities	503,195	743,908
Stockholders’ equity (deficit)
Common stock	2	2
Additional paid-in capital	1,034,252	528,616
Accumulated other comprehensive income (loss)	(626)	39
Accumulated deficit	(829,788)	(541,446)
Total stockholders’ equity (deficit)	203,840	(12,789)
Total liabilities and stockholders’ equity (deficit)	$707,035	$731,119

_______________
(1) Total deferred revenue was $174.2 million and $105.9 million as of January 31, 2022 and 2021, respectively, of which $4.1 million and $2.0 million, respectively, is presented within other liabilities, as a noncurrent liability, in the consolidated balance sheets.

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(90,049)	$(61,510)	$(288,342)	$(211,710)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	1,019	(280)	2,257	924
Depreciation and amortization	2,963	978	8,464	3,486
Amortization of deferred contract acquisition costs	2,708	1,395	8,647	4,079
Stock-based compensation expense	42,267	15,926	104,527	34,225
Net amortization of premium of marketable securities	83	324	784	406
Non-cash lease expense	3,347	4,554	16,589	16,389
Amortization of discount on convertible notes and term loan issuance costs	5	6,405	10,645	22,369
Non-cash interest expense	—	3,972	6,670	13,681
Changes in operating assets and liabilities:
Accounts receivable	(13,014)	(8,627)	(26,993)	(20,458)
Prepaid expenses and other current assets	(14,664)	(3,933)	(23,652)	(17,184)
Other assets	(4,408)	(853)	(10,724)	(3,402)
Accounts payable	(1,804)	(4,717)	7,259	(2,877)
Accrued expenses and other liabilities	13,111	4,579	23,682	18,123
Deferred revenue	19,512	15,738	68,339	41,779
Operating lease liabilities	(401)	7,884	8,063	7,300
Net cash used in operating activities	(39,325)	(18,165)	(83,785)	(92,870)
Cash flows from investing activities
Purchases of marketable securities	(471)	(64,963)	(62,394)	(191,576)
Sales of marketable securities	—	37,091	373	37,103
Maturities of marketable securities	7,713	8,501	132,301	53,842
Purchases of property and equipment	(1,284)	(22,191)	(41,587)	(57,344)
Capitalized internal-use software costs	(645)	(104)	(1,132)	(962)
Net cash provided by (used in) investing activities	5,313	(41,666)	27,561	(158,937)
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	—	18,000	9,000	30,915
Repayment of term loan	(500)	—	(1,667)	—
Proceeds from issuance of convertible notes—related party	—	—	—	150,000
Taxes paid related to net share settlement of equity awards	—	—	—	(378)
Repurchases of common stock	(4)	(33)	(40)	(33)
Proceeds from exercise of stock options	3,740	4,307	16,567	20,501
Proceeds from employee stock purchase plan	—	—	13,350	—
Net cash provided by financing activities	3,236	22,274	37,210	201,005
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(639)	10	(461)	3
Net increase (decrease) in cash, cash equivalents, and restricted cash	(31,415)	(37,547)	(19,475)	(50,799)
Cash, cash equivalents, and restricted cash
Beginning of period	271,818	297,425	259,878	310,677
End of period	$240,403	$259,878	$240,403	$259,878

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$100,416	$60,176	$339,540	$198,263
Plus: stock-based compensation and related employer payroll tax associated with RSUs	350	135	843	310
Non-GAAP gross profit	$100,766	$60,311	$340,383	$198,573
GAAP gross margin	89.7%	88.0%	89.7%	87.3%
Non-GAAP adjustments	0.3%	0.2%	0.2%	0.2%
Non-GAAP gross margin	90.0%	88.2%	89.9%	87.5%
Reconciliation of operating expenses
GAAP research and development	$60,915	$39,801	$203,124	$121,139
Less: stock-based compensation and related employer payroll tax associated with RSUs	(23,202)	(9,172)	(59,206)	(18,692)
Non-GAAP research and development	$37,713	$30,629	$143,918	$102,447
GAAP research and development as percentage of revenue	54.4%	58.2%	53.7%	53.4%
Non-GAAP research and development as percentage of revenue	33.7%	44.8%	38.0%	45.1%

GAAP sales and marketing	$88,888	$53,527	$282,897	$176,479
Less: stock-based compensation and related employer payroll tax associated with RSUs	(13,243)	(4,377)	(30,695)	(9,461)
Non-GAAP sales and marketing	$75,645	$49,150	$252,202	$167,018
GAAP sales and marketing as percentage of revenue	79.4%	78.3%	74.8%	77.7%
Non-GAAP sales and marketing as percentage of revenue	67.6%	71.9%	66.6%	73.6%

GAAP general and administrative	$37,676	$17,812	$118,703	$76,212
Less: stock-based compensation and related employer payroll tax associated with RSUs	(6,376)	(2,448)	(17,385)	(5,968)
Less: direct listing expenses	—	3	—	(17,952)
Non-GAAP general and administrative	$31,300	$15,367	$101,318	$52,292
GAAP general and administrative as percentage of revenue	33.7%	26.1%	31.4%	33.6%
Non-GAAP general and administrative as percentage of revenue	28.0%	22.5%	26.8%	23.0%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(87,063)	$(50,964)	$(265,184)	$(175,567)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	43,171	16,132	108,129	34,431
Plus: direct listing expenses	—	(3)	—	17,952
Non-GAAP loss from operations	$(43,892)	$(34,835)	$(157,055)	$(123,184)
GAAP operating margin	(77.8)%	(74.5)%	(70.1)%	(77.3)%
Non-GAAP adjustments	38.7%	23.5%	28.6%	23.0%
Non-GAAP operating margin	(39.1)%	(51.0)%	(41.5)%	(54.3)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Reconciliation of net loss
GAAP net loss	$(90,049)	$(61,510)	$(288,342)	$(211,710)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	43,171	16,132	108,129	34,431
Plus: amortization of debt discount	—	6,402	10,628	22,357
Plus: non-cash interest	—	3,972	6,670	13,681
Plus: direct listing expenses	—	(3)	—	17,952
Non-GAAP net loss	$(46,878)	$(35,007)	$(162,915)	$(123,289)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.48)	$(0.39)	$(1.63)	$(1.99)
Non-GAAP adjustments to net loss	0.23	0.17	0.71	0.83
Non-GAAP net loss per share, basic	$(0.25)	$(0.22)	$(0.92)	$(1.16)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	187,435	159,270	176,401	106,344

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Computation of free cash flow
Net cash provided by (used in) investing activities	$5,313	$(41,666)	$27,561	$(158,937)
Net cash provided by financing activities	$3,236	$22,274	$37,210	$201,005
Net cash used in operating activities	$(39,325)	$(18,165)	$(83,785)	$(92,870)
Less: purchases of property and equipment	(1,284)	(22,191)	(41,587)	(57,344)
Less: capitalized internal-use software costs	(645)	(104)	(1,132)	(962)
Plus: purchases of property and equipment from build-out of corporate headquarters	59	22,661	38,610	55,791
Plus: direct listing expenses	—	315	270	19,427
Free cash flow	$(41,195)	$(17,484)	$(87,624)	$(75,958)